Exhibit 99.9

                            STOCK PURCHASE AGREEMENT

            STOCK PURCHASE AGREEMENT, dated as of May 7, 2001 (the "Agreement"), by and between each of the persons and entities listed on the signature pages hereto as "Sellers" (each, a "Seller" and collectively, the "Sellers"), on the one hand, and Weis Markets, Inc., a Pennsylvania corporation (the "Company"), on the other hand.

            This Agreement sets forth the terms and conditions upon which the Sellers will sell to the Company, and the Company will purchase from the Sellers, an aggregate of 14,477,242 shares of the common stock, no par value, of the Company (the "Shares") owned by the Sellers.

            In consideration of the mutual agreements contained herein, the parties hereto agree as follows:

            1. Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties and covenants contained herein, each Seller hereby agrees to sell to the Company, and the Company hereby agrees to purchase from each such Seller, for a purchase price equal to $30.00 per Share (the "Purchase Price"), the number of Shares owned by such Seller set forth in the column entitled "Sale Shares" opposite such Seller's name on Schedule A hereto (the "Sale Shares"), free and clear of all liens, claims, options, proxies, voting agreements, charges and encumbrances of whatever nature (collectively, "Liens").

            2. Deliveries; Payment. On the date hereof, (a) each Seller shall deliver to the Company by book entry transfer through The Depository Trust Company to an account previously designated by the Company, or by physical delivery of share certificates (endorsed to the Company or endorsed in blank), the number of Sale Shares set forth opposite such Seller's name on Schedule A hereto, together with any documents that, in the reasonable judgment of the Company, are necessary to transfer and convey to, and vest in, the Company good title to the Sale Shares, and (b) the Company shall deliver to each Seller the Purchase Price for the Sale Shares delivered pursuant to clause (a) above by a wire transfer of immediately available funds to a bank account previously designated to the Company by such Seller.

            3. Sellers' Representations and Warranties. Each Seller severally represents and warrants to the Company as follows:

                (a) Such Seller has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

                (b) This Agreement has been duly and validly authorized, executed and delivered by such Seller and constitutes a legal, valid and binding obligation of such Seller, enforceable in accordance with its terms;

                (c) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (i) in the case of any Seller that is not a natural person, violate or conflict with any provision of the charter or organizational documents or by-laws or comparable documents of such Seller, (ii) result in the imposition of any Lien under, cause or permit the acceleration of any obligation under, or violate or conflict with the terms, conditions or provisions of, any note, indenture, security agreement, lease, guaranty, joint venture agreement, or other contract, agreement or instrument to which such Seller is a party or by which such Seller or any of its Sale Shares is bound, or (iii) result in a breach or violation by such Seller of any law, rule or regulation or any order, injunction, judgment or decree of any court, governmental authority or regulatory agency;

                (d) Such Seller has, and will transfer and convey to the Company, good title to the number of Sale Shares set forth opposite such Seller's name on Schedule A hereto, and such Sale Shares are, and will be transferred and conveyed to the Company, free and clear of all Liens; and

                (e) There exists no restriction upon the sale and delivery to the Company of the Sale Shares by such Seller, nor is such Seller required to obtain the approval of any person or entity or any court, governmental authority or regulatory agency to effect the sale of such Shares in accordance with the terms hereof.

                (f) The engagement of Salomon Smith Barney by certain of the Sellers to render financial services and advice in connection with such Sellers' ownership of Shares has been terminated prior to the date hereof, all amounts payable to Salomon Smith Barney pursuant to such engagement have previously been paid and no further amounts shall become payable pursuant thereto by reason of this Agreement or the transactions contemplated thereby.

            4. The Company's Representations and Warranties. The Company represents and warrants to the Sellers as follows:

                (a) The Company is a corporation incorporated and presently subsisting under the laws of the Commonwealth of Pennsylvania;

                (b) The Company has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

                (c) This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms; and

                (d) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (i) violate or conflict with any provision of the articles of incorporation or by-laws of the Company or of any subsidiary thereof, (ii) result in the imposition of any Lien under, cause or permit the acceleration of any obligation under, or violate or conflict with the provisions of, any note, indenture, security agreement, lease, guaranty, joint venture agreement or other contract, agreement or instrument to which the Company or any subsidiary thereof is a party or by which the Company or any subsidiary thereof or any of its respective assets is bound, or (iii) result in a breach or violation by the Company or any subsidiary thereof of any law, rule or regulation or any order, injunction, judgment or decree of any court, governmental authority or regulatory agency.

                (e) The Company has not entered into any agreement, and is not currently engaged in any discussions, relating to the sale of the Company (whether by merger, sale of assets, sale of stock or otherwise).

            5. Expenses. All fees and expenses incurred by any of the parties hereto shall be borne by the party incurring such fees and expenses, subject to
Section 7(h), and all sales, transfer or other similar taxes payable in connection with this Agreement (including, but not limited to, any transfer taxes payable in connection with the sale of the Shares), will be borne by the party incurring such taxes.

            6. Brokerage. Each the Company and each Seller represents and warrants to the others that there are no claims for brokerage commissions or finder's fees or agent's commissions or other like payment in connection with this Agreement or the transactions contemplated hereby, except that the Company has engaged Morgan Stanley (the "Company Advisor") to render financial advisory services in connection with the transactions contemplated hereby and the Company is solely responsible for all amounts due to the Company Advisor as a result thereof. The Company and the Sellers (as a group) will pay or discharge and will indemnify and hold the other harmless from and against any and all claims or liabilities for brokerage commissions, finder's fees or similar fees incurred by reason of any action taken by it.

            7. Miscellaneous.

                (a) This Agreement constitutes the entire Agreement and supersedes all prior agreements and understandings, whether oral or written, among the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but may only be amended by an instrument in writing signed by each ofthe parties hereto.

                (b) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their directors, officers, heirs, legal representatives, successors and assigns. No party hereto may assign its obligations hereunder (except by operation of law). Except as otherwise provided in Section 7(h), nothing contained in this Agreement shall be deemed to give rise to any right in a person not a party hereto or in the Sellers or the Company on behalf of any such person to seek enforcement of, or damages arising out of any alleged default with respect to, any provisions of this Agreement.



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                                                                             4


                (c) All representations, warranties and covenants contained herein shall survive the execution and delivery of this Agreement and the delivery of the Sale Shares.

                (d) This Agreement may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument.

                (e) This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without reference to the conflict of laws principles thereof.

                (f) All notices and other communications under this Agreement shall be in writing and delivery thereof shall be deemed to have been made either (x) one business day after such notice shall have been deposited with a nationally-recognized overnight courier service, or (y) when delivered by hand or transmitted by facsimile transmission, to the party entitled to receive the same at the address or facsimile number indicated below or at such other address or facsimile number as such party shall have specified by written notice to the other parties hereto given in accordance herewith:

                (i)   if to any Seller, addressed to:

                        [name of Seller]
                        c/o Joseph I. Goldstein, Esq.
                        Crowell & Moring LLP
                        1001 Pennsylvania Avenue, N.W.
                        Washington, DC 20004-2595
                        Facsimile:  (202) 628-5116

                        with a copy to:

                        Wachtell Lipton Rosen & Katz
                        51 West 52nd Street
                        New York, NY 10019
                        Attention: Craig M. Wasserman, Esq.
                        Facsimile:  (212) 403-2000

                (ii)  if to the Company, addressed to:

                        Weis Markets, Inc.
                        1000 South Second Street
                        Sunbury, PA 17801-0471
                        Attention: John P. Fernsler, Esq., General Counsel
                        Facsimile:  (570) 286-3625

                        with a copy to:



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                                                                             5


                        Paul, Weiss, Rifkind, Wharton & Garrison
                        1285 Avenue of the Americas
                        New York, NY  10019-6064
                        Attention: David K. Lakhdhir, Esq.
                        Facsimile:  (212) 757-3990

                (g) Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                (h) The Company agrees to indemnify, to the fullest extent permitted by law, each Seller, its directors, trustees, partners, members, officers and each person who "controls" the Seller within the meaning of the Securities Exchange Act of 1934, as amended (collectively, the "Indemnified Parties"), against any and all losses, claims, damages, liabilities and expenses (collectively, "Losses") incurred by such Indemnified Party as a result of any action, proceeding or claim (each, a "Claim") relating to or arising out of this Agreement or any of the transactions contemplated hereby, except that the indemnity contemplated hereby shall not apply to (i) any Claim brought by any Indemnified Party against the Company or any other Indemnified Party (other than to enforce the rights of the Indemnified Parties under this Section 7(h)), or
(ii) to any Claim brought in good faith by the Company for breach of this Agreement by an Indemnified Party. The Company will promptly reimburse any Indemnified Party for any legal or other out-of-pocket expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action, suit or proceeding for which indemnity is available pursuant to this provision. The provision of this indemnity shall inure to the benefit of, and shall be enforceable by, the Indemnified Parties. The Company shall have the right to assume the defense of any Claim contemplated hereby and, upon and during the period of such assumption, the Company shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by an Indemnified Party in connection with the defense thereof, except that if the Company elects not to assume such defense, or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there is an actual or potential conflict of interest between the Company and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to the Company, and the Company shall pay the fees and expenses of such counsel for the Indemnified Parties in accordance with the immediately preceding sentence. If the Company settles or compromises any litigation or other proceeding relating to a Claim, such settlement or compromise will in no way limit or otherwise affect the Company's obligation to indemnify the Indemnified Parties under this Section 7(h).

                (i) The initial press release of the Company concerning the execution and delivery of this Agreement and the transactions contemplated thereby shall be in the form set forth on Schedule B hereto.

                (j) Each of the Sellers and the Company hereby irrevocably consents that any legal action or proceeding against it or any of its assets with respect to any of the obligations arising under or relating to this Agreement may be brought by the Company or by any Seller in any state or federal court sitting in the Commonwealth of Pennsylvania, and by execution and delivery of this Agreement the Company and each of the Sellers hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, the jurisdiction of the aforesaid courts.

            IN WITNESS WHEREOF, and intending to be legally bound hereby, each of the undersigned parties has executed or caused this Agreement to be executed on the date first above written.

                                    WEIS MARKETS, INC.



                                    By: /s/ Norman S. Rich
                                        --------------------------------------
                                        Name:  Norman S. Rich
                                        Title: President


                                    SELLERS:


                                    WEIS FAMILY HOLDINGS, L.P.

                                    By: Weis Family Holdings, LLC,
                                          its general partner


                                    By: /s/ Janet C. Weis
                                        -------------------------------
                                        Name:  Janet C. Weis
                                        Title: Manager


                                    SIGFRIED WEIS TRUSTEE FOR THE JANET C. WEIS
                                    GRANTOR RETAINED ANNUITY TRUST #4



                                    By: /s/ Susan Weis Mindel, Trustee
                                        -------------------------------------
                                        Name:  Susan Weis Mindel
                                        Title: Trustee



                                    By: /s/ Nancy Weis Wender, Trustee
                                        -------------------------------------
                                        Name:  Nancy Weis Wender
                                        Title: Trustee



                                    By: /s/ Ellen Weis Goldstein, Trustee
                                        ----------------------------------------
                                        Name:  Ellen Weis Goldstein
                                        Title: Trustee

                                    ELLEN WEIS GOLDSTEIN, SUSAN WEIS MINDEL AND
                                    NANCY WEIS WENDER, TRUSTEES OF THE JANET C.
                                    WEIS 1997 CHARITABLE LEAD UNITRUST


                                    By: /s/ Ellen Weis Goldstein
                                        -------------------------------
                                        Name:  Ellen Weis Goldstein
                                        Title: Trustee



                                    By: /s/ Susan Weis Mindel, Trustee
                                        -------------------------------------
                                        Name:  Susan Weis Mindel
                                        Title: Trustee



                                    By: /s/ Nancy Weis Wender, Trustee
                                        -------------------------------------
                                        Name:  Nancy Weis Wender
                                        Title: Trustee


                                    ELLEN WEIS GOLDSTEIN, SUSAN WEIS MINDEL AND
                                    NANCY WENDER, TRUSTEES OF THE JANET C. WEIS
                                    1997 CHARITABLE REMAINDER


                                    By: /s/ Ellen Weis Goldstein, Trustee
                                        -------------------------------------
                                        Name:  Ellen Weis Goldstein
                                        Title: Trustee



                                    By: /s/ Susan Weis Mindel, Trustee
                                        -------------------------------------
                                        Name:  Susan Weis Mindel
                                        Title: Trustee



                                    By: /s/ Nancy Weis Wender, Trustee
                                        -------------------------------------
                                        Name:  Nancy Weis Wender
                                        Title: Trustee

                                    /s/ Susan Weis Mindel
                                    -------------------------------------
                                    Susan Weis Mindel


                                    /s/ Joel S. Mindel
                                    ------------------------------------
                                    Joel S. Mindel


                                    /s/ Joel Mindel
                                    ------------------------------------
                                    Joel Mindel


                                    /s/ Nancy Lynn Wender
                                    ------------------------------------
                                    Nancy Lynn Wender


                                    /s/ Nancy W. Wender
                                    ------------------------------------
                                    Nancy W. Wender


                                    /s/ Ellen Weis Goldstein
                                    ------------------------------------
                                    Ellen Weis Goldstein


                                    /s/ Joseph I. Goldstein
                                    ------------------------------------
                                    Joseph I. Goldstein


                                    /s/ Joseph I Goldstein  /s/ Ellen Goldstein
                                    --------------------------------------------
                                    Joseph I. Goldstein & Ellen Goldstein,
                                             Joint Tenants


                                    THE WENDY LYNN MINDEL 1998 TRUST



                                    By: /s/ Wendy Lynn Mindel, Trustee
                                        -------------------------------
                                        Name:  Wendy Lynn Mindel
                                        Title: Trustee



                                    By: /s/ Susan Weis Mindel, Trustee
                                        -------------------------------
                                        Name:  Susan Weis Mindel
                                        Title: Trustee

                                    THE EMILY BETH MINDEL 1998 TRUST



                                    By: /s/ Emily Beth Mindel, Trustee
                                        -------------------------------
                                        Name:  Emily Beth Mindel
                                        Title: Trustee



                                    By: /s/ Susan Weis Mindel, Trustee
                                        -------------------------------
                                        Name:  Susan Weis Mindel
                                        Title: Trustee


                                    /s/ Kathryn Lee Wender
                                    ------------------------------------
                                    Kathryn Lee Wender


                                    /s/ Amy Wender
                                    ------------------------------------
                                    Amy Wender


                                    THE LAURA ANN GOLDSTEIN 1999 TRUST



                                    By: /s/ Laura Ann Goldstein
                                        -------------------------------
                                        Name:  Laura Ann Goldstein
                                        Title: Trustee



                                    By: /s/ Ellen Weis Goldstein
                                        -------------------------------
                                        Name:  Ellen Weis Goldstein
                                        Title: Trustee

                                    THE PAUL WEIS GOLDSTEIN 1999 TRUST



                                    By: /s/ Paul Weis Goldstein
                                        -------------------------------
                                        Name:  Paul Weis Goldstein
                                        Title: Trustee



                                    By: /s/ Ellen Weis Goldstein
                                        -------------------------------
                                        Name:  Ellen Weis Goldstein
                                        Title: Trustee


                                    CLAIRE G. WEIS IRREVOCABLE DEED OF TRUST FBO
                                    ELLEN WEIS GOLDSTEIN, ELLEN WEIS GOLDSTEIN,
                                    MICHAEL M. APFELBAUM AND MELLON BANK, N.A.,
                                    TRUSTEES


                                    /s/ Ellen Weis Goldstein, Trustee
                                    ------------------------------------
                                    By: Ellen Weis Goldstein, Trustee


                                    /s/ Michael M. Apfelbaum
                                    ------------------------------------
                                    By: Michael M. Apfelbaum, Trustee


                                    CLAIRE G. WEIS IRREVOCABLE DEED OF TRUST FBO
                                    SUSAN WEIS MINDEL, SUSAN WEIS MINDEL,
                                    MICHAEL M. APFELBAUM AND MELLON BANK, N.A.,
                                    TRUSTEES


                                    /s/ Susan Weis Mindel, Trustee
                                    ------------------------------------
                                    By: Susan Weis Mindel, Trustee


                                    /s/ Michael M. Apfelbaum
                                    ------------------------------------
                                    By: Michael M. Apfelbaum, Trustee

                                    CLAIRE G. WEIS IRREVOCABLE DEED OF TRUST FBO
                                    NANCY WEIS WENDER, NANCY WEIS WENDER,
                                    MICHAEL M. APFELBAUM AND MELLON BANK, N.A.,
                                    TRUSTEES


                                    /s/ Nancy Weis Wender, Trustee
                                    ------------------------------------
                                    By: Nancy Weis Wender, Trustee


                                    /s/ Michael M. Apfelbaum
                                    ------------------------------------
                                    By: Michael M. Apfelbaum, Trustee


                                    CLAIRE G. WEIS IRREVOCABLE DEED OF TRUST -
                                    INCOME ACCUMULATION ACCOUNT FBO LAURA ANN
                                    GOLDSTEIN, ELLEN WEIS GOLDSTEIN, MICHAEL M.
                                    APFELBAUM AND MELLON BANK, N.A., TRUSTEES


                                    /s/ Ellen Weis Goldstein
                                    ------------------------------------
                                    By: Ellen Weis Goldstein, Trustee


                                    /s/ Michael M. Apfelbaum
                                    ------------------------------------
                                    By: Michael M. Apfelbaum, Trustee


                                    CLAIRE G. WEIS IRREVOCABLE DEED OF TRUST -
                                    INCOME ACCUMULATION ACCOUNT FBO PAUL WEIS
                                    GOLDSTEIN, ELLEN WEIS GOLDSTEIN, MICHAEL M.
                                    APFELBAUM AND MELLON BANK, N.A., TRUSTEES


                                    /s/ Ellen Weis Goldstein
                                    ------------------------------------
                                    By: Ellen Weis Goldstein, Trustee


                                    /s/ Michael M. Apfelbaum
                                    ------------------------------------
                                    By: Michael M. Apfelbaum, Trustee

                                   SCHEDULE A



         Seller                                         Sale Shares
         ------                                         -----------
         Ellen Weis Goldstein                             743,209
         Joseph I. Goldstein                                5,542
         Joseph I. & Ellen Goldstein, Joint                 4,555
         Tenants
         Joel Mindel                                        1,865
         Joel S. Mindel                                    10,285
         Susan Weis Mindel                                728,051
         Janet C. Weis                                     76,997
         Nancy Lynn Wender                                409,599
         Sigfried Weis Trustee For The Janet C. Weis
         Grantor Retained Annuity Trust #4                 25,011
         1997 Charitable Remainder Unitrust                28,600
         1997 Charitable Remainder Unitrust                29,797
         The Wendy Lynn Mindel 1998 Trust                  58,558
         The Emily Beth Mindel 1998 Trust                  54,446
         Kathryn Lee Wender                                18,468
         Nancy W. Wender                                  321,894
         Ellen & Paul Goldstein, Trustees                  35,344
         Ellen & Laura Ann Goldstein, Trustees             42,481
         Amy Elizabeth Wender                              12,822
         Claire G. Weis Deed of Trust - S. Mindel       1,259,148
         Claire G. Weis Deed of Trust - E. Goldstein    1,259,149
         Claire G. Weis Deed of Trust - N. Wender       1,259,148
         Weis Family Holdings, L.P.                     8,092,273

                                   SCHEDULE B

                         WEIS MARKETS REPURCHASES STOCK
                FROM SIGFRIED WEIS FAMILY GROUP AT $30 PER SHARE

              RESPECTED SUPERMARKET INDUSTRY LEADER NAMED TO BOARD

            SUNBURY, PA, May 7, 2001 - Weis Markets, Inc. (NYSE:WMK) today announced that it has repurchased in a private transaction an aggregate of 14,477,242 shares of its common stock at a purchase price of $30.00 per share. The shares were purchased from the family of the late Sigfried Weis. The Company purchased the shares with its cash reserves and approximately $30 million in borrowings under a bank credit agreement. The share repurchase was reviewed and unanimously approved, as being in the best interests of the Company, by a committee composed of all of the Company's non-management independent directors who are not members of the Weis family. The committee received financial advice from Morgan Stanley & Co. and Dresdner Kleinwort Wasserstein, Inc., both of whom rendered fairness opinions in respect of the transaction.

            Robert Weis, Chairman and Treasurer of Weis Markets, said, "This transaction, which is significantly accretive to earnings on a pro forma basis, is attractive from a financial standpoint. Weis Markets' substantial cash reserves enabled us to purchase this block of shares, while maintaining our financial strength and our capacity to pay dividends. We have also resolved a long-standing family debate regarding the Company's strategic direction, thus allowing members of Weis Markets' senior management to focus their full attention on the business and continued growth of the Company."

            Weis Markets also announced that Steven Smith has been appointed to the Company's board of directors. Mr. Smith is President of KVAT Food City Stores, headquartered in Abingdon, Virginia, and is outgoing Chairman of the National Grocers Association. "We are delighted that Mr. Smith has agreed to join the board," said Norman Rich, Weis Market's President. "Mr. Smith is a respected leader in the supermarket industry, and will be able to bring his many years of experience in this sector to the service of the Company."

            Mr. Smith will fill the seat left vacant by Joseph Goldstein, who has resigned from his position on the Company's board of directors. Robert Weis said, "On behalf of the Board, I would like to thank Joe for his many years of service to the Company."

            Founded in 1912, Weis Markets generated $2.06 billion in sales during 2000. The Company currently operates 164 stores in six states:
Pennsylvania, Maryland, New Jersey, New York, Virginia and West Virginia.

            Contact: Larry Rand
                     Ruth Pachman

                     Kekst and Company
                     Phone: 212-521-4800